Exhibit 99.1

Flowserve Appoints Thomas Okray to Board of Directors

DALLAS--(BUSINESS WIRE)--April 12, 2023--Flowserve Corporation (NYSE:FLS), a leading provider of flow control products and services for the global infrastructure markets, announced today that its board of directors has elected Thomas Okray as a member of its board of directors and audit committee, effective April 12, 2023.

“We are very pleased to have Tom become part of Flowserve’s board,” said Scott Rowe, Flowserve president and chief executive officer. “His extensive global experience across diverse industries will bring meaningful insights and value to Flowserve.”

Mr. Okray currently serves as the chief financial officer and executive vice president at Eaton Corporation, a multinational intelligent power management company. His experience includes serving as CFO for Grainger and Advance Auto Parts, and serving in finance leadership roles for operational, customer fulfillment and product development divisions at General Motors and Amazon.

“The board was impressed by the breadth of Tom’s experience,” said David Roberts, chairman of the Flowserve board of directors. “We believe his roles at companies known for business innovation and new product development will be critically important as Flowserve evolves its focus on our 3D strategy and the flow control needs of the future.”

Mr. Okray earned a Bachelor of Science in chemical engineering from Michigan State University and an MBA from the Booth School of Business at the University of Chicago.

“I am excited to join the Flowserve board of directors and work with the company’s talented executive leadership team,” said Mr. Okray. “I look forward to bringing my experience and expertise into the boardroom to advance Flowserve’s strategic focus as it looks to serves customers in both conventional and emerging industries.”

About Flowserve: Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s website at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

Contacts

Flowserve Contacts
Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer, 972-443-6560
Mike Mullin, Director, Investor Relations, 214-697-8568